EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

The undersigned hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of the report of the undersigned dated December 23, 2003, relating to the financial statements of Arrowhead Research Corporation, which is incorporated by reference in the Annual Report on Form 10-KSB of Arrowhead Research Corporation for the year ended September 30, 2004. The undersigned also consents to the references to the undersigned under the heading “Experts” in such Registration Statement.

KEVIN BREARD, CPA, AN ACCOUNTANCY CORPORATION

Northridge, California

March 6, 2006